UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 2, 2013, Prudential Financial, Inc. (the “Company”) announced that The Prudential Insurance Company of America completed the acquisition of The Hartford’s individual life insurance business through a reinsurance transaction. The total cash consideration was $615 million consisting primarily of a ceding commission to provide reinsurance for approximately 700,000 Hartford life insurance policies with face amount in force of approximately $135 billion. A copy of the Company’s news release, dated January 2, 2013, announcing the completion of the acquisition is attached hereto as Exhibit 99.0 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.0	News release of Prudential Financial, Inc., dated January 2, 2013, announcing the completion of the acquisition of The Hartford’s individual life insurance business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name: Brian J. Morris
Title: Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.0	News release of Prudential Financial, Inc., dated January 2, 2013, announcing the completion of the acquisition of The Hartford’s individual life insurance business.